Exhibit 4.1

Form Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

DSG GLOBAL, INC.

1. Purchase Warrant. THIS CERTIFIES THAT, for value received Graj + Gustavsen, Inc., a New York corporation with a place of business at 210 Fifth Avenue, New York, NY 10010 (“Holder”), as registered owner of this Purchase Warrant, to DSG Global, Inc., a Nevada corporation (the “Company”), Holder is entitled, at any time or from time to time from [_], (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, [_] (such date, the “Effective Date”) (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [_] shares of common stock of the Company, par value $0.001 per share (the “Shares”), subject to adjustment as provided in Section 5 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $[_] per Share; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. This Warrant is issued pursuant to that certain Advisory Services Agreement, dated as of March 2, 2020, by and between the Company and the Holder.

2. Exercise.

2.1. Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2. Cashless Exercise. In lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company will issue to Holder Shares in accordance with the following formula:

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X = Y(A-B)

     A

Where,
X	=	The number of Shares to be issued to Holder;
Y	=	The number of Shares for which the Purchase Warrant is being exercised;
A	=	The fair market value of one Share; and
B	=	The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i)	if the Shares are traded on a securities exchange, the value shall be deemed to be the closing price on such exchange on the business day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii)	if the Shares are actively traded over-the-counter, the value shall be deemed to be the closing bid on the business day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3. Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

2.4. Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501(a) under the Act and is receiving the Purchase Warrant pursuant to an exemption from the prospectus requirements of applicable securities laws.

2.5. Issuance of Common Stock.

(a) Upon timely receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the purchase price for each of the shares to be purchased in the manner provided in Section 2.1 or Section 2.2 hereof, the Company shall thereupon promptly (but in any event within five (5) business days of the exercise date) cause certificates representing the number of whole Holder Shares then being purchased to be delivered to or upon the order of the registered Holder of such Warrant Certificate, registered in such name or names as may be designated by such Holder.

(b) The Company’s obligations to issue and deliver Holder Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any individual person entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other individual person entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other individual person entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Holder Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Holder Shares upon exercise of the Warrant as required pursuant to the terms hereof.

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2.6 Reservation of Common Stock. The Company covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of the Purchase Warrant issued hereunder.

2.7 Common Stock to Be Duly Authorized and Issued, Fully Paid and Nonassessable. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of the Purchase Warrant, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights and free of any lien or encumbrance.

2.8 Taxes. The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of: (a) the Purchase Warrant; (b) each warrant issued in exchange for any other warrant; and (c) each share of Common Stock issued upon the exercise of the Purchase Warrant.

2.9 Common Stock Record Date. Each individual or entity in whose name any certificate for shares of Common Stock is issued upon the exercise of the Purchase Warrant shall for all purposes be deemed to have become the Holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the originally executed Purchase Warrant evidencing such Purchase Warrant was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate purchase price was made.

3. Transfer.

3.1. General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the Effective Date to anyone other than: (i) a bona fide officer, director, Affiliate (as defined below), or partner of the Holder, or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder. After 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. Subject to applicable securities laws, the Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment. “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the Securities Act.

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3.2. Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, or (ii) a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4. New Purchase Warrants to be issued.

4.1. Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

4.2. Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Adjustments.

5.1. Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1. Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a share dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased.

5.1.2. Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

5.1.3. Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 5.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

5.2. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

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6. Reservation. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of the Purchase Warrants, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof.

7. Certain Notice Requirements.

7.1. Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 5 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

7.2. Events Requiring Notice. The Company shall be required to give the notice described in this Section 5 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

7.3. Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

7.4. Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder:

Graj + Gustavsen, Inc.

210 Fifth Avenue

New York, NY 10010

Phone: 1 212-387-0070

Email: rayg@ggny.com

If to the Company:

DSG Global Inc.

312 – 2630 Croydon Drive

Surrey, British Columbia, V3Z 6T3

Canada

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8. Miscellaneous.

8.1. Amendments. The Company and the Holder may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Holder may deem necessary or desirable and that the Company and the Holder deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

8.2. Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

8.3. Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.4. Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

8.5. Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. Each of the Company and the Holder hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and the Holder hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company or the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company and the Holder in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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8.6. Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9. Registration Rights Agreement.

For the term of two (years) following the date of the issuance of this Purchase Warrant, the Holder shall have registration rights related to the Holder Shares as follows:

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act and the registration form to be used may be used for the registration of any of the Holder Shares, the Company shall give prompt written notice to the Holder of its intention to effect such a registration and, subject to the terms of paragraphs 9(c) and (d) hereof, shall include in such registration all Holder Shares with respect to which the Company has received written requests for inclusion therein (“Piggyback Registration”) within ten (10) days after the receipt of the Company’s notice.

(b) Piggyback Expenses. The registration expenses of the Holder shall be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the securities requested to be included in such registration by the Holder, pro rata with all other common stockholders with Piggyback Registration rights on the basis of the number of shares requested to be included therein by each such holder, and (iii) third, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the securities requested to be included in such registration by the Holder, pro rata with all other common stockholders with Piggyback Registration rights on the basis of the number of shares requested to be included therein by each such holder, and (iii) third, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the 2nd day of March 2020.

DSG Global Inc.

By:
Name:	Robert Silzer Sr.
Title:	President/CEO

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[Form to be used to exercise Purchase Warrant]

Date:__________________

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for [●] shares of common stock, par value $0.001 per share (the “Shares”), of DSG Global, Inc., a Nevada corporation (the “Company”), and hereby makes payment of $[_] (at the rate of $[●] per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase [●] Shares of the Company under the Purchase Warrant for [●] Shares, as determined in accordance with the following formula:

X = Y(A-B)

            A

Where,
X	=	The number of Shares to be issued to Holder;
Y	=	The number of Shares for which the Purchase Warrant is being exercised;
A	=	The fair market value of one Share which is equal to $[●]; and
B	=	The Exercise Price which is equal to $[●] per share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to affect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, [●] does hereby sell, assign and transfer unto the right to purchase [●] shares of common stock, par value $0.001 per share (the “Shares”), of DSG Global, Inc., a Nevada corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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